As filed with the Securities and Exchange Commission on April 4, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Steakholder Foods Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5 David Fikes St., Rehovot, Israel (Address of Principal Executive Offices)	7632805 (Zip Code)

Steakholder Foods Ltd. 2022 Share Incentive Plan
(Full title of the plan)
_____________________

Steakholder Foods USA, Inc.
1007 North Orange Street, 10th Floor
Wilmington, Delaware 19801
 (Name and address of agent for service)

(302) 485-5218
(Telephone number, including area code, of agent for service)

Copies to:
Shachar Hadar Matthew Rudolph Meitar | Law Offices 16 Abba Hillel Rd. Ramat Gan 5250608, Israel +972 (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 7,323,580 ordinary shares of Steakholder Foods Ltd. (the “Company,” or the “Registrant”) issuable under the 2022 Share Incentive Plan (the “2022 Plan”) for which the registration statement of the Company on Form S-8 (File No. 333-267045) is effective, representing an automatic increase effective as of January 1, 2023 pursuant to the 2022 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement on Form S-8 (File No. 333-267045) is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with or furnished to the Commission by the Registrant are incorporated herein by reference:

(a) The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2022 (“Annual Report”), filed with the Commission on April 4, 2023 (File No. 001-40173);  and

(b) The description of the Registrant’s ordinary shares and ADSs contained in Exhibit 2.3 of the Registrant’s Annual Report.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent designated therein, certain reports on Form 6-K the Registrant submits to the Commission after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement (the “Registration Statement”) to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description
3.1
Amended and Restated Articles of Association of the RegistrantN (incorporated herein by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 4, 2023 (File No. 001-40173))

4.1	Form of Specimen American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1, as amended (File No. 333-253527))
5.1*	Opinion of Meitar | Law Offices, Israeli counsel to the Registrant
23.1*	Consent of Somekh Chaikin, Member Firm of KPMG International, Independent Registered Public Accounting Firm
23.2*	Consent of Meitar | Law Offices, Israeli counsel to the Registrant (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
99.1	Steakholder Foods Ltd. 2022 Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form S-8 (File No. 333-267045))
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of Rehovot, Israel, on April 4, 2023.

STEAKHOLDER FOODS LTD.

By: /s/ Arik Kaufman
Name: Arik Kaufman
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arik Kaufman, with full power to act alone, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned this Registration Statement of Steakholder Foods Ltd. on Form S-8 and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities indicated and on the dates indicated:

Name	Title	Date
/s/ Arik Kaufman Arik Kaufman	Chief Executive Officer (Principal Executive Officer)	April 4, 2023
/s/ Guy Hefer Guy Hefer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 4, 2023
/s/ Yaron Kaiser Yaron Kaiser	Chairman of the Board of Directors	April 4, 2023
/s/ Eli Arad Eli Arad	Director	April 4, 2023
/s/ David Gerbi David Gerbi	Director	April 4, 2023
/s/ Sari Singer Sari Singer	Director	April 4, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form S-8, on April 4, 2023.

By: Steakholder Foods USA, Inc.
By: /s/ Arik Kaufman
Name: Arik Kaufman
Title: President